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                                                                   EXHIBIT 10.62

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of February 1, 2000 by and between Ronald A. Artzer, an individual ("Executive"), and Decora Industries, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Company wishes to employ Executive and Executive wishes to accept such employment on the terms and conditions set forth herein;

        NOW, THEREFORE, the parties agree as follows:

        1. TERM OF EMPLOYMENT. The Company hereby employs Executive and Executive accepts such employment for a term of three (3) years commencing February 1, 2000, subject to the provisions of Section 5 below.

        2. DUTIES. Executive shall be employed as the President and Chief Operating Officer of the Company, with the duties and powers customarily associated with such position, and shall perform such other duties pertaining to the Company's business as the Board of Directors of the Company (the "Board") may from time to time direct. Executive hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate without any additional salary or compensation. The base of operations of Executive shall be either the North Ridgeville, Ohio or Fort Edward, New York executive offices of the Company, as Executive may elect. Executive shall also render services at such other place or places within or without the United States as the Company may designate from time to time, but not, without Executive's consent, for more than 90 days during any consecutive 12 month period. When and if Executive is required to render such services away from home, the Company agrees to either furnish such transportation and living expenses as may be reasonably required for Executive during and on account of the rendition of such services, or pay Executive a fixed weekly sum as reimbursement for such expenses incurred by Executive. In the latter regard, Executive agrees to keep records of such expenses and furnish the Company reasonably detailed reports of actual expenses incurred by Executive as aforesaid.

        3. NECESSARY SERVICES.

               (a) Performance of Duties. Executive agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of the Company all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be necessary therefor.

               (b) Full-Time Service. During the term of the Agreement, Executive shall be available on a full-time basis to perform the duties assigned him in accordance with paragraph 2 hereof.

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               (c) Exclusive Services. Executive agrees that during the period of his employment, Executive shall provide services exclusively pursuant to this Agreement, and Executive will not, without the prior written consent of the Company (which consent may be granted or withheld in the sole and absolute discretion of the Company), directly or indirectly:

                      i) plan or organize any business activity competitive with the business or planned business of the Company or its affiliates, or combine, participate, or conspire with other employees of the Company or its affiliates or other persons or entities for the purpose of organizing any such competitive business activity; or

                      ii) divert or take away, or attempt to divert or take away, any of the customers or potential customers of the Company or its affiliates, either for himself or for any other person, firm, partnership, corporation or other business entity.

        4. COMPENSATION. Subject to such deductions as the Company may from time to time be required to make pursuant to law, governmental regulation or order, the Company agrees to pay to Executive during the term hereof the following compensation, and Executive agrees to accept such compensation as payment in full for all services rendered by him to or for the benefit of the Company. Except as otherwise specified in this Agreement, salary and performance compensation payments, once determined, shall be made to Executive at such times and in such increments as are in accordance with the prevailing policies of the Company.

               (a) Salary. The Company shall pay to Executive an initial base salary in an amount equal to a yearly rate of $285,000, which base salary shall be subject to periodic adjustment upwards but not downwards in accordance with the discretion of the Compensation Committee of the Board of Directors of the Company; provided, however, that at such time as the Board, in its discretion, assigns to Executive full responsibility for the Company's operations in Germany (but in no event later than December 31, 2000), then the base salary shall be adjusted upwards to $360,000. Executive's base salary shall be paid in equal monthly installments (commencing with the first month of the term of this Agreement) subject to proportionate adjustment in the event of an adjustment upwards in Executive's salary.

               (b) Commencement Bonus. Concurrently with the execution of this Agreement, and as further consideration for the agreement of Executive to enter into this Agreement, the Company shall grant to Executive a bonus in the amount of $125,000, to be paid to Executive as soon as possible following the execution of this Agreement at such times and in such increments as shall, in the good faith judgment of the Board of Directors of the Company, not result in an undue burden upon the working capital resources of the Company.


               (c) Performance Compensation. The Executive shall be entitled to performance compensation, commencing with the Company's 2001 fiscal year, through participation in the Decora Industries, Inc. Executive Incentive Plan. For purposes of such Plan, Executive's "Incentive Opportunity" (as described in
Section 3 of such Plan) shall be 100% of Executive's base salary for the relevant fiscal year.

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               (d) Supplemental Compensation. Executive shall be entitled to supplemental compensation in accordance with the provisions of a Supplemental Executive Compensation Agreement in the form of Exhibit "A" hereto and which shall be executed by Executive and the Company concurrently with the execution of this Agreement.

               (e) Stock Options. Concurrently with the execution of this Agreement, the Company shall grant to Executive the right and option to purchase 200,000 shares of the Company's common stock pursuant to the Decora Industries, Inc. 1999 Stock Option Plan, which options shall vest immediately and shall be exercisable at the price of $5.00 per share.

               (f) Relocation Allowance. Concurrently with the execution of this Agreement, the Company shall pay to Executive a relocation allowance of $50,000. Such payment shall be made without deduction or withholding for taxes, and Executive agrees that it shall be the responsibility of Executive to provide appropriate supporting documentation to the applicable taxing authorities regarding the use of such funds, and to pay any taxes which may in the future be deemed due and payable by Executive with respect to such relocation allowance.

               (g) Fringe Benefits. In addition to the compensation set forth above, Executive shall be entitled to the following benefits:

                      i) Annual accrued vacation in accordance with the prevailing policies of the Company, but not less than three (3) weeks per year;

                      ii) Sick leave and personal leave with pay in accordance with the prevailing policies of the Company;

                      iii) Health and medical benefit insurance for Executive as granted by the Company to employees performing similar services, but in no event coverage less extensive than that afforded to Executive by the Company immediately prior to the date of this Agreement;

                      iv) Whole life insurance policy on life of Executive with a death benefit of $500,000, with the benefits of such insurance payable to the beneficiary or beneficiaries whom Executive shall designate;

                      v) At all times during the term hereof, the Company, at its expense, shall furnish to Executive a fully equipped automobile of make and model to be agreed upon by Executive and the Company, for Executive's use in the performance of his duties hereunder. The Company shall pay the cost of maintenance, operation, upkeep and repair of said automobile including license fees and insurance premiums;

                      vi) The benefits provided by any retirement or pension plan maintained by the Company for the general benefit of its employees, subject to the reservation by the Company contained in any such plan of the right to amend any such plan from time to time without prejudice to any vested benefits; and

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                      vii) Any other benefits not specifically set forth herein
as may be granted by the Company, in its sole and absolute discretion.

        5. TERMINATION.

               (a) Initial Term and Automatic Extensions. Except as provided in subsection (b) below, this Agreement shall terminate three (3) years from the date of this Agreement (the "Initial Term"); provided, however, that in the event that neither Executive nor the Company (acting through its Board of Directors) has given the other party written notice at least 180 days prior to the expiration of the Initial Term of such party's desire not to extend this Agreement then, upon the expiration of the Initial Term (and provided that this Agreement has not otherwise been terminated pursuant to the provisions of subsection (b) below) this Agreement shall automatically be extended for a period of one (1) year. This Agreement shall continue thereafter to be automatically extended for successive one (1) year periods unless and until (i) Executive or the Company gives the other party written notice at least 180 days prior to the expiration of any one (1) year extension period of such party's desire not to further extend this Agreement, or (ii) this Agreement is otherwise terminated pursuant to the provisions of subsection (b) below.

               (b) Other Termination Events. This Agreement shall terminate:

                      i) At the option of the Company, upon the death or permanent disability of Executive, "permanent disability" being defined as the inability of Executive to perform his duties as required hereunder as a result of physical or mental illness for a continuous period in excess of ninety (90) days.

                      ii) At the election of the Company, immediately upon the material breach by Executive of any term or condition of this Agreement or upon the dismissal of Executive by the Company for cause. For purposes of this Agreement, the Company shall have "cause" to terminate Executive's employment if he (1) engages in one or more acts constituting a felony; (2) engages in one or more acts involving fraud or serious moral turpitude; (3) misappropriates Company assets or (4) materially breaches the Trade Secrets and Confidentiality Agreement by and between the Executive and the Company dated concurrently herewith.

                      iii) Upon 90 days written notice by the Company to Executive, for any other reason whatsoever, whether arbitrary or not.

               (c) Return of Company's Property. If this Agreement is terminated for any of the foregoing reasons, the Company may, at its option, require Executive to vacate his offices prior to the effective date of a termination and to cease all activities on the Company's behalf. Executive agrees that on the termination of his employment in any manner, he will immediately deliver to the Company all notebooks, brochures, documents, memoranda, reports, price lists, files, invoices, purchase orders, books, correspondence, customer lists, or other written or graphical records, and the like, relating to the business or work of the Company, which are or have been in his possession or under his control and which have not been returned to the


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Company, except those owned by Executive prior to and as of the date of his actual commencement of employment with the Company. Executive hereby expressly acknowledges that all such materials referenced above are the property of the Company.

               (d) Public Identification. If this Agreement is terminated pursuant to any provision of this Section 5, Executive shall immediately and forever thereafter cease to hold himself out to any person, firm, partnership, corporation or other entity as an employee, agent, independent contractor or representative of the Company or of any entity owned by, or affiliated with, the Company.

               (e) Payment of Accrued Compensation.

                      i) If this Agreement is terminated pursuant to this
Section 5(a)(i) or 5(a)(ii), any accrued but unpaid compensation due under
Section 4 hereof as of the effective date of termination shall be prorated, if necessary, through the effective date of termination and the amount so determined to be due and payable hereunder shall be paid within thirty (30) days after said date of termination to Executive or his estate, as applicable. The Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits upon, Executive after the effective date of termination (i.e. immediately upon notice of termination following the occurrence of any events described in Sections 5(a)(i) and 5(a)(ii)).

                      ii) If this Agreement is terminated pursuant to Section 5(a)(iii), the Company shall continue to pay Executive compensation pursuant to
Section 4 for the greater of (i) the remainder of the Initial Term, or (ii) an additional 24 month period. The Company may, at its option, discharge such obligation through a cash severance payment of the total obligation due.

                      iii) In the event that a termination of this Agreement pursuant to Section 5(a)(iii) constitutes a "Trigger Event" pursuant to Executive's Supplemental Executive Compensation Agreement and, as a result, Executive becomes entitled to the payments described in Section 2 of the Supplemental Executive Compensation Agreement, then Executive shall have the right to receive, upon termination, the greater of the payments described in Subsection (ii) above or in the Supplemental Executive Compensation Agreement, but not both. Executive acknowledges and agrees that under no circumstances will he be entitled to receive payments pursuant to both Subsection (ii) above and
Section 2 of the Supplemental Executive Compensation Agreement.

        6. EXPENSES. The Company shall reimburse Executive for all out-of-pocket expenses incurred by Executive in the performance of his duties hereunder, including, but not limited to, telephone, travel, secretarial, office and entertainment expenses, subject to such written guidelines and/or requirements for verification as the Company may, in its sole and absolute discretion, establish. Such expenses shall be accounted for by Executive and reimbursed by the Company on a monthly basis. The Company shall provide Executive with such office and


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secretarial facilities at the Company's principal place of business as Executive may reasonably request.

        7. LITIGATION AND ATTORNEYS FEES. In the event of any litigation between the parties hereto in connection with this Agreement or to enforce any provision or right hereunder, the unsuccessful party to such litigation shall pay to the successful party therein all costs and expenses, including but not limited to reasonable attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

        8. INDEMNIFICATION. The Company agrees to indemnify Executive, to the fullest extent permissible under the Company's charter documents and/or applicable law, against any expenses or charges incurred by Executive as a result of any legal proceedings to which Executive is or is threatened to be made a party in his capacity as an agent of the Company.

        9. LEGAL REPRESENTATION. The Executive confirms that he has not been represented by Miller & Holguin in connection with the negotiation and execution of this Agreement and that he has been advised to seek the advice of independent counsel.

        10. GENERAL PROVISIONS.

               (a) The failure of the Company at any time to enforce performance by Executive of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company; provided, however, it is understood and agreed that the services to be rendered and the duties to be performed by Executive hereunder are of a special, unique and personal nature and that it would be difficult or impossible to replace such services; by reason thereof, Executive may not assign either the benefits or the obligations of this Agreement; and provided, further, that any assignment by the Company shall not release the Company from its obligations hereunder without the consent of Executive.

               (c) Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

               (d) This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

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               (e) The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

               (f) This Agreement may not be modified except by a written instrument signed by all parties hereto.

               (g) All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein. Without limitation of the foregoing, if, in any judicial proceedings, a court shall refuse to enforce the geographic and/or time restrictions imposed in any covenant herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

               (h) This Agreement is made with reference to the laws of the State of New York and shall be governed by and construed in accordance therewith. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in any court of applicable jurisdiction within the State of New York.

               (i) All notices or demands of any kind which either party hereto may be required or may desire to serve upon the other party under the terms of this Agreement, shall be in writing and shall be served upon such other party by personal service upon such other party or by leaving a copy of said notice or demand, addressed to such other party at the address hereafter set forth, whereupon such service shall be deemed complete, or by mailing a copy thereof by registered or express mail, postage prepaid with return receipt requested, addressed as follows:

If to the Company:           Decora Industries, Inc.
                             1 Mill Street
                             Fort Edward, New York 12828

With a copy to:              Dale S. Miller, Esq.
                             Miller & Holguin
                             1801 Century Park East
                             7th Floor
                             Los Angeles, CA  90067

If to Executive:             Mr. Ronald A. Artzer
                             6072 Raleigh St., #1910
                             Orlando, FL 32835

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        In case of service by mail, service shall be deemed completed at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by written notice served as hereinabove provided by either party upon the other party hereto.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      EXECUTIVE:

                                      /s/ RONALD A. ARTZER
                                      -----------------------------------------
                                      RONALD A. ARTZER

                                      THE COMPANY:

                                      DECORA INDUSTRIES, INC.

                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------

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If to Executive:             Mr. Ronald A. Artzer
                             6072 Raleight St., #1910
                             Orlando, FL 32835

        In case of service by mail, service shall be deemed completed at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by written notice served as hereinabove provided by either party upon the other party hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first hereinabove written.



                                            EXECUTIVE:

                                            /s/ Ronald A. Artzer
                                            -----------------------------------
                                            Ronald A. Artzer




                                            DECORA INDUSTRIES, INC.


                                            By: /s/ [Signature Illegible]
                                               ---------------------------------

                                            Its:  CEO & CH
                                                --------------------------------

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